SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 2, 2004

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Item 5.     Other Events.

                 Ingram Micro Inc. (“Ingram Micro”) has been advised that the independent public accounting firm which audited the Ingram Micro 401(k) Investment Savings Plan (the “401(k) Plan”) for the plan year ended December 31, 2003, Kushner, Smith, Joanou & Gregson LLP, had not complied with the requirement to register with the Public Company Accounting Oversight Board (“PCAOB”). The Ingram Micro Benefits Administrative Committee, as administrator of the 401(k) Plan, has commenced a search to replace the 401(k) Plan’s auditor of record with an independent public accounting firm registered with the PCAOB, which firm will then audit the 401(k) Plan’s 2003 financial statements. An amended Form 11-K for the Plan’s 2003 plan year will be filed upon completion of the audit and issuance of the related audit report by the successor firm.

                 Other than in connection with the 401(k) Plan, the above-mentioned independent auditing firm has not provided any other professional service to Ingram Micro.

Item 7.	Financial Statements and Exhibits

	Exhibit No.	Description

	99.1	Notice to Board of Directors and Executive Officers
of Ingram Micro Inc., dated August 2, 2004.

Item 11.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

                 On August 2, 2004, Ingram Micro sent a notice to its directors and executive officers informing them that a blackout period with respect to sales of Ingram Micro common stock to participants under the 401(k) Plan will be in effect as of August 2, 2004. Ingram Micro provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

                 A copy of the notice provided to Ingram Micro’s directors and executive officers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                 SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date:   August 2, 2004